Exhibit 99.2

To: Autozi Internet Technology (Global) Ltd.

9 October 2026

Dear Sirs:

1. Introduction and Retention Statement

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined below). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region. We have been retained as the PRC legal counsel to Autozi Internet Technology (Global) Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-3, including the prospectuses forming part thereof (the “Prospectus”) and all amendments or supplements thereto (the “Registration Statement”), filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time of the securities described therein (the “Offering”).

“PRC Laws” means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

This Opinion is furnished as Exhibit 99.2 to the Registration Statement and the consent in Section 5 is furnished as Exhibit 23.4 to the Registration Statement.

2. Documents Reviewed and Key Assumptions

(A) Documents Reviewed

1.	In rendering this Opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by Governmental Agencies in the PRC and officers of the Company, and/or the PRC WFOEs (as defined below) and other instruments (the “Documents”) as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion.

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(B) Key Assumptions

1.	In examining the Documents and for the purpose of giving this Opinion, we have assumed: (a) each and all of factual representations, warranties and statements of the Company and the PRC WFOEs contained in the Documents are true, accurate and complete as of the date of this Opinion; (b) the genuineness of all the signatures, seals and chops and the authenticity of the Documents submitted to us as originals, and the conformity with authentic original documents submitted to us as copies; (c) the truthfulness, accuracy and completeness of all corporate minutes and resolutions of or in connection with the PRC WFOEs as they were presented to us; (d) the truthfulness, accuracy and completeness of all factual statements in the Documents and all other factual information provided to us by each of the Company and the PRC WFOEs; (e) the truthfulness, accuracy and completeness of the statements made by the Company and the PRC WFOEs in response to our inquiries for the purposes of this Opinion; (f) that the Documents which have been presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented, except as noted therein; (g) that all parties thereto, other than the PRC WFOEs, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder; and (h) the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

3. Core Legal Conclusions under PRC Law

Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(A) Validity of PRC WFOE Entities

Each of the wholly foreign-owned enterprises in the PRC controlled by the Company (the “PRC WFOEs”) is duly established and validly existing as a legal person under PRC law. Each holds valid business license and has completed MOFCOM foreign-investment information filing. Registered capital of each WFOE has been fully paid-up in accordance with its articles of association. None of such WFOEs is subject to revocation or cancellation of its business license. There exists no material administrative penalty or pending material litigation or arbitration that would materially impede its core internet-technology and consulting business.

The group equity structure consists of 100% indirect ownership of PRC WFOEs by offshore entities via a Hong-Kong intermediate holding entity. No VIE contractual-control arrangement exists. No equity interest in any PRC WFOE is subject to pledge, judicial seizure, attachment or any other third-party encumbrance.

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(B) M&A Rules and CSRC Filing Requirements

All securities under this Form F-3 shelf registration, including ordinary shares, warrants, Rule 429 carry-forward securities and securities under any subsequent ATM Offering, are offered and sold solely to offshore investors outside mainland PRC and are not targeted at residents within mainland PRC. Under current applicable PRC laws, no domestic securities-issuance approval from the CSRC is required for such offshore shelf offering or ATM Offering. There exists no prohibitive legal barrier under the PRC regulatory framework for such offshore offerings.

(C) Proceeds Inbound, Use of Funds and Foreign-Exchange Compliance

Net proceeds raised from the offshore securities offerings may be injected into the PRC WFOEs by way of lawful foreign-direct-investment capital increase or lawful inter-company shareholder loan. Such intended uses do not fall within restricted or prohibited industries under the PRC Negative List for Foreign Investment.

Cross-border capital inflow, foreign-exchange settlement, and repatriation of profits and investment returns shall comply with the applicable foreign-exchange regulatory rules promulgated by the State Administration of Foreign Exchange (“SAFE”).

(D) Taxation

The statements set forth under the caption “Taxation” in the Prospectus, insofar as they constitute statements of PRC tax law, are accurate in all material respects and that such statements constitute our opinion, and insofar as related to PRC Laws nothing has been omitted from such statements which would make the same misleading in all material respects.

(E) Industry Regulation

The core domestic businesses of internet-technology services and information-technology consulting are not within restricted or prohibited industries under the PRC Negative List for Foreign Investment.

(F) Statements in the Prospectus

The statements set forth or incorporated by reference in the Registration Statement and the Prospectus under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein.

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(G) Enforceability of Civil Liabilities

There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the Company’s directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

4. Qualifications and Disclaimer Provisions

(A) Any reference to “enforceable” in this opinion shall not be construed as unconditional enforceability before PRC courts. Enforceability is subject to PRC bankruptcy laws, statutory mandatory provisions, judicial discretion, public-policy considerations and future legislative or regulatory amendments.

(B) This legal opinion is given only with respect to PRC laws effective as of its date. We do not opine on laws, regulations or judicial interpretations enacted or revised after the date of this opinion.

(C) This Opinion is solely for use in connection with the Registration Statement. It shall not be used for any other purpose without our prior written consent.

(D) This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(E) This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

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(F) Under the Measures for Cybersecurity Review of the PRC, certain online-platform operators holding personal information of more than one million users and conducting overseas-listing-related activities may be subject to mandatory cybersecurity-review procedures. The factual trigger threshold, scope of application and practical implementation of such cybersecurity-review regime contain substantial interpretive and enforcement uncertainties under PRC law. Accordingly, we do not express any legal opinion and render no definitive conclusion as to whether the Company or its PRC WFOEs are required to complete any cybersecurity review in connection with the Offering. The foregoing statements constitute only factual descriptions of the applicable statutory framework and shall not be construed as a legal conclusion under this Opinion.

5. CONSENT OF PRC COUNSEL

We hereby consent to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” set forth or incorporated by reference in the Registration Statement and the Prospectus. We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ BEIJING NEW BRIDGE LAW FIRM

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